PAUL HARRIS


March 2, 1995

Mr. John H. Boyers
7410 Brackenwood Circle
Indianapolis, Indiana 46260

Dear John:

On behalf of Paul Harris Stores, Inc., I am pleased to extend the following offer of employment:

Position:                 Senior Vice President - Finance & Treasurer

Base Salary:              $120,000 per annum

Bonus: Participation in Officer Bonus Programs with a guaranteed minimum bonus of $15,000 at 1995 fiscal year end

Stock Options:            Minimum of 50,000 shares

Closing Costs:            Up to $15,000 of closing (settlement) costs

Severance Agreement:      In the event your employment with Paul Harris
                          Stores, Inc. is terminated without cause, you will be entitled to severance pay equal to six months pay paid to you in the normal biweekly installments; the payment by the Company of all costs to continue medical and dental benefits for the same six month period; and the reasonable costs of transportation and moving relocations costs to move back to Florida

Sincerely,

/s/ Charlotte G. Fischer
Charlotte G. Fischer
Chairman of the Board, President & CEO


6003 Guion Road-P.O. Box 68162-Indianapolis, Indiana 46268-317-293-3900

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